UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2022

Cruzani, Inc.
(Exact name of registrant
as
specified in its charter)

Wyoming	001-39933	26-414571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 744 New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 398-0002

Bowmo
, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock	CZNI	OTC Markets - Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 4, 2022, Cruzani, Inc., (the “Company”), Bowmo Merger Sub, Inc. (“Merger Sub”).Bowmo, Inc. (“Bowmo”) and Michael E. Lakshin on behalf of the shareholders of Bowmo entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will merge with and into Bowmo.

Pursuant to the Agreement, the purchase price for Bowmo (the “Purchase Price”) shall be shares of the Company’s Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities.

The Agreement contains customary representations and warranties, operating covenants and termination rights.

The foregoing provides only a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger dated May 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZANI, INC.

Date: May 4, 2022	By:	/s/ Michael E. Lakshin
Michael E. Lakshin
President